UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 21, 2005

AMEGY BANCORPORATION, INC.

(Exact name of registrant as specified in charter)

Texas (State of Incorporation)	000-22007 (Commission File No.)	76-0519693 (I.R.S. Employer Identification No.)

4400 POST OAK PARKWAY HOUSTON, TEXAS (Address of Principal Executive Offices)	77027 (Zip Code)

(713) 235-8800
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition.

     On July 21, 2005, Amegy Bancorporation, Inc. (the “Company”) issued a press release reporting its earnings results for the quarter ended June 30, 2005. The press release is attached hereto as Exhibit 99.1. In addition to results determined in accordance with generally accepted accounting principles (“GAAP”), the press release also contains non-interest expense adjusted for the impact of merger-related expenses, non-interest income adjusted for valuation adjustments on mortgage servicing rights, total revenue adjusted for valuation adjustments on mortgage servicing rights, net-income adjusted for core deposit intangible amortization expense, diluted cash earnings per common share, and weighted average number of shares outstanding, that are considered non-GAAP financial measures as defined under Securities Exchange Commission (“SEC”) rules. Management believes that these adjustments should enhance the investors’ understanding of the Company’s core or ongoing business operations. However, these measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles as more fully discussed in our financial statements and filings with the SEC. The non-GAAP measures listed above have been reconciled to the nearest GAAP measures as is required under SEC rules regarding the use of non-GAAP financial measures.

     The foregoing description is qualified by reference to Exhibit 99.1.

Item 9.01(c) Financial Statements and Exhibits.

     Exhibit 99.1 Press Release dated July 21, 2005 (reporting 2005 second quarter earnings).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEGY BANCORPORATION, INC.
Dated: July 21, 2005	By:	/s/ P. Allan Port
P. Allan Port
Executive Vice President, General Counsel, and Secretary

INDEX TO EXHIBITS

Exhibit	Description
Exhibit 99.1	Press Release dated July 21, 2005 (reporting 2005 second quarter earnings).

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